                                                                 EXHIBIT 21



                      SUBSIDIARIES OF AZTAR CORPORATION

The Company has no parent corporation. In addition to the subsidiaries listed below, the Company has seven other wholly-owned subsidiaries. The unnamed subsidiaries, considered in the aggregate, would not constitute a significant subsidiary.

                                                           Jurisdiction of
                                                            Incorporation
            Name                                           or Organization
            ----                                           ---------------

Adamar Garage Corporation                                     Delaware

Adamar of Nevada                                              Nevada

Adamar of New Jersey, Inc.                                    New Jersey
     dba TropWorld Casino and Entertainment Resort

AGP Holdings Corporation                                      Delaware

AGP Sub, Inc.                                                 Delaware

Ambassador General Partnership                                New Jersey

AREI Sub, Inc.                                                Delaware

Atlantic-Deauville, Inc.                                      New Jersey

Aztar Mortgage Funding, Inc.                                  Delaware

Hotel Ramada of Nevada                                        Nevada
     dba Tropicana Resort and Casino

Ramada Express, Inc.                                          Nevada
     dba Ramada Express Hotel and Casino

Ramada New Jersey, Inc.                                       New Jersey

Ramada New Jersey Holdings Corporation                        Delaware

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